UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2012

HARSCO CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-03970	23-1483991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (717) 763-7064

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2012, Harsco Corporation (the “Company”) entered into a Separation and Release Agreement (the “Separation Agreement”) with Salvatore D. Fazzolari to set forth the terms of his separation from the Company effective February 23, 2012 (the “Separation Date”).  As memorialized in the Separation Agreement, Mr. Fazzolari resigned his positions of Chairman of the Board of Directors, Chief Executive Officer and President of the Company, and as an officer or director of any subsidiary companies, effective as of the Separation Date.

Under the Separation Agreement, Mr. Fazzolari will be entitled to receive, among other consideration, the following:

•
A cash payment equal to two times his base salary and target bonus (which amounts to $3,843,000) plus an additional payment of a proportionate share of certain long-term incentive awards (which amounts to $1,173,583). The aggregate payment amount will be paid in five equal installments of $1,003,316 each on April 15, June 15, August 15, October 15 and December 15, 2012.

•
Health insurance premiums for the continuation of health insurance coverage under COBRA for Mr. Fazzolari, his spouse and his covered dependents for a period of up to 24 months from March 9, 2012.  If such COBRA coverage ends before the 24-month time period terminates, the Company will reimburse Mr. Fazzolari for reasonable, monthly health insurance premium costs for himself, his spouse and his covered dependents through the end of the 24-month time period.

•	Payment of all amounts earned or accrued as a result of Mr. Fazzolari’s employment with the Company through the Separation Date (including payment of five weeks of earned and unused vacation time).

•	Transfer of ownership from the Company to Mr. Fazzolari of the automobile, personal computer and cellular phone provided to him by the Company.

The Separation Agreement also provides that all of Mr. Fazzolari’s outstanding equity compensation awards granted to him by the Company are terminated as of the Separation Date and forfeited without additional consideration.

In consideration for the payments and benefits provided under the Separation Agreement, Mr. Fazzolari is subject to certain non-disparagement and confidentiality provisions as well as restrictions preventing him from competing against the Company or soliciting the customers or employees of the Company, in each case for a period of 24 months after March 9, 2012. The payments are also contingent upon Mr. Fazzolari’s agreeing to a general release of claims against the Company. The Company also agreed to release Mr. Fazzolari from claims, to the extent the claims were suspected or known to the Board as of March 9, 2012.  Mr. Fazzolari also agreed to make himself available to the new Chief Executive Officer as reasonably requested during a period of 24 months to assist with the transition of his role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date: March 15, 2012	By:	/s/ Mark E. Kimmel
Mark E. Kimmel
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary